UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 27, 2009

REDPOINT BIO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51708	22-3393959
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Redpoint Bio Corporation

7 Graphics Drive

Ewing, New Jersey 08628

(Address of Principal Executive Offices)

(609) 637-9700
Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

                See Item 5.02.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                On February 27, 2009, Redpoint Bio Corporation (the “Company”) entered into a Separation of Employment Agreement and General Release (the “Separation Agreement”) with Scott A. Siegel, Ph.D., former Vice President of Corporate Development of the Company.  On February 2, 2009, Dr. Siegel was terminated by the Company, as part of a corporate restructuring by the Company that reduced the Company’s workforce by 12 employees, or approximately 33%.  The Company and Dr. Siegel entered into the Separation Agreement in order to evidence the terms of certain agreements that have been reached between the Company and Dr. Siegel regarding equity and other compensation and payments.  The material terms of the Separation Agreement are as follows:

•                          The Company will pay Dr. Siegel an amount of severance as previously disclosed in Dr. Siegel’s employment agreement, which is based upon his base salary rate in effect immediately prior to February 4, 2009 (the “Separation Date”), which will be paid in equal installments in accordance with the Company’s normal payroll practices, beginning within thirty (30) days following the Separation Date;

•                          Any outstanding stock options held by Dr. Siegel that are exercisable as of the Separation Date shall remain exercisable by Dr. Siegel for a ninety (90) day period following the Separation Date (“Vested Stock Options”), and any outstanding stock options which would have vested and become exercisable during the twelve (12) month period following the Separation Date will become fully vested and exercisable as of the Termination Date (collectively, with the Vested Options, the “Exercisable Stock Options”) and shall remain exercisable for a ninety (90) day period following the Separation Date, so that Dr. Siegel may exercise the Exercisable Stock Options through and including May 5, 2009, at which time any Exercisable Stock Options not exercised shall no longer be exercisable;

•                          Dr. Siegel has waived and released any and all claims against the Releasees (as that term is defined in the Separation Agreement); and

•                          As set his Confidentiality, Non-Disclosure, Non-Competition and Invention Assignment Agreement, for a twelve (12) month period following the Separation Date, Dr. Siegel shall not (i) solicit any customers of the Company, (ii) solicit any employees of the Company and (iii) shall remain bound by the terms of the Non-Competition clause set forth in such agreement.

                                                The Separation Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation of Employment Agreement and General Release by and between the Company and Scott Siegel, Ph.D., dated February 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDPOINT BIO CORPORATION
Dated: March 4, 2009

	By:	/s/ Scott Horvitz
	Name:	Scott Horvitz
	Title:	Chief Financial Officer, Treasurer
and Secretary